Exhibit 10.2

COMPASS MINERALS INTERNATIONAL, INC. 2020 INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Adjusted EBITDA Performance Criteria for Key Leaders
In order to promote the success of Compass Minerals International, Inc., a Delaware corporation (the “Company”) and provide an incentive for the participant listed below (the “Participant”) with respect to incentives linked to the Performance Goals described below, and to promote the retention of the Participant during the Performance Period described below, the Company hereby grants to the Participant the performance stock units (the “PSUs”) described in this Performance Stock Unit Grant Notice (this “Grant Notice”), subject to the Compass Minerals International, Inc. 2020 Incentive Award Plan (as amended from time to time, the “Plan”) and the Rules, Policies and Procedures for Equity Awards Granted to Employees, effective as of May 15, 2020 (the “Rules”), each of which is incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice have the meanings specified in the Plan or the Rules, as applicable. In addition, the PSUs are subject to the Company’s Compensation Clawback Policy, dated February 2016, and any successor policy thereto (the “Clawback Policy”). This Grant Notice will constitute an “Award Agreement” under the terms of the Plan.

Participant:	_______________________
Grant Date:	_______________________
Target Number of PSUs:	_______________________
Vesting Schedule:	Subject to achievement of the Performance Criteria set forth below, and subject to the Rules, the PSUs will vest on [to be specified in individual grant notice] (the “Vesting Date”).
Dividend Equivalents:	Participant will be entitled to receive Dividend Equivalents (as such term is defined in the Plan) in accordance with the terms set forth in the Rules.
Payment:
Subject to the Rules, the Participant will receive a number of shares of Common Stock (in either certificate or book entry form) equal to the number of PSUs with respect to which the Performance Criteria have been satisfied within 60 days following the Vesting Date (but in no event prior to the date the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) determines the extent to which the Performance Criteria has been satisfied); provided, however, that if the Participant’s incurs a Termination of Service (other than due to the Participant’s Retirement) prior to the Vesting Date under circumstances that entitle the Participant to payment under the Rules, then the time of payment and the number of shares that the Participant will receive will be determined in accordance with the Rules.

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Performance Period and Performance Criteria:	The Company must achieve the following Performance Criteria:

Performance Period
Adjusted EBITDA Growth Performance Criteria
The PSUs earned for the Performance Period will be based on the Company’s achievement of Annual Adjusted EBITDA Growth targets (as set forth below).

Annual Adjusted EBITDA Growth
(% Basis)

[____]

			Threshold	Target	Stretch	Maximum
		Growth Achieved	[__]	[__]	[__]	[__]
		PSU Vesting Percentage	50%	100%	200%	300%

Annual Adjusted EBITDA Growth performance achievement and PSU Vesting Percentages between Threshold and Target levels, between Target and Above-Target levels and between Above-Target and Maximum levels will be determined based on linear interpolation between the applicable targets.
The number of PSUs eligible to be earned and vest will be equal to the product of (i) the Target Number of PSUs and (ii) the PSU Vesting Percentage, as determined based on the Company’s achievement of the Adjusted EBITDA Growth Performance Criteria set forth above.
If the Company’s Annual Adjusted EBITDA Growth performance achievement during the Performance Period is less than the Threshold level, then no portion of the PSUs will become vested or earned. If the Company’s Annual Adjusted EBITDA Growth performance achievement during the Performance Period exceeds the Maximum level, then the number of PSUs vested and earned will equal the number based on PSU Vesting Percentage for Maximum performance.

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Adjustments	The Annual Adjusted EBITDA Growth targets set forth above are based upon certain revenue and expense assumptions about the future business of the Company as of the Grant Date. Accordingly, the Performance Criteria (including, without limitation, the base calculations used to determine the Performance Criteria) may be adjusted by such items the Compensation Committee determines as appropriate in its discretion in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the PSUs, by either changing the performance targets and/or adjusting the calculation of the results, in each case consistent with the Plan and the Rules, including such adjustments to reflect the effect of business results from acquisitions and divestitures, costs related to such acquisitions and divestitures, and such other items the as may have an impact on the Company’s EBITDA; provided, that, notwithstanding the foregoing, the Annual Adjusted EBITDA Growth targets set forth above (and if applicable, the base Adjusted EBITDA used to determine Annual Adjusted EBITDA Growth) will not be adjusted to reflect any increased Adjusted EBITDA resulting from acquisitions or lost Adjusted EBITDA resulting from divestitures unless the aggregate impact of such acquisitions or divestitures upon Adjusted EBITDA is determined by the Compensation Committee in its discretion to exceed $3 million during the Performance Period.
Definitions:	“Adjusted EBITDA”: EBITDA means earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA means EBITDA on a Company-wide basis, as may be adjusted by the Compensation Committee, including without limitation in the manner described in “Adjustments” above.
“Annual Adjusted EBITDA Growth”: means the cumulative compound annual growth rate of Adjusted EBITDA over the Performance Period, expressed as a percentage. For the purpose of the Performance Period, subject to adjustment as described above, the Annual Adjusted EBITDA Growth will be calculated using a base Adjusted EBITDA for [calendar year __] equal to [$___] [the greater of (i)] the Company’s Adjusted EBITDA achieved with respect to [calendar year __] [or (ii) $[__]].

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Clawback Policy and the Rules. Participant has reviewed the Plan, this Grant Notice, the Clawback Policy and the Rules in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Clawback Policy and the Rules. If there is any conflict between the terms and conditions of this Grant Notice and the Rules, the Rules will control. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under this Grant Notice, the Plan, the Clawback Policy and the Rules.

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COMPASS MINERALS INTERNATIONAL, INC.	PARTICIPANT
By:
Name:	Participant Name:
Title:

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